EX-23


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of eKnowledge Group, Inc. on Form S-8 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-KSB of eKnowledge Group, Inc. for the year ended December 31, 2001.



MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
Certified Public Accountants

Los Angeles, California
August 12, 2002